UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 06, 2024

METHODE ELECTRONICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33731	36-2090085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8750 West Bryn Mawr Avenue
Chicago, Illinois		60631-3518
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (708) 867-6777

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 Par Value	MEI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On March 6, 2024, Methode Electronics, Inc. (the “Company”) entered into a First Amendment to Second Amended and Restated Credit Agreement (the “First Amendment”) among the Company, each Lender party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

The First Amendment amended the Company’s existing Second Amended and Restated Credit Agreement, dated as of October 31, 2022 (the “Credit Agreement”), among the Company, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, the other Lenders party thereto and the other parties thereto. The First Amendment, among other things:

(i) amended the financial covenant that had required (subject to certain exceptions) that the Company’s consolidated leverage ratio as of the end of each fiscal quarter of the Company be no more than 3.25:1.00 to instead require (subject to certain exceptions) that the Company’s consolidated leverage ratio be no more than (a) 3.50:1.00 as of the end of the fiscal quarter ending January 27, 2024, (b) 4.50:1.00 as of the end of the fiscal quarter ending April 27, 2024, (c) 4.00:1.00 as of the end of the fiscal quarters ending July 27, 2024 and October 26, 2024 and (d) 3.25:1.00 as of the end of any fiscal quarter ending thereafter,

(ii) amended the interest rate provisions to provide that when the Company’s consolidated leverage ratio is more than 4.00:1.00, (a) loans denominated in US dollars bear interest at either (x) an adjusted base rate plus 1.75% or (y) an adjusted term SOFR rate or term SOFR daily floating rate (in each case, as determined in accordance with the provisions of the Credit Agreement, as amended by the First Amendment) plus 2.75% and (b) loans denominated (I) in Euros will bear interest at the Euro Interbank Offered Rate, (II) in Pounds Sterling will bear interest at the Sterling Overnight Index Average Reference Rate, (III) in Singapore Dollars will bear interest at the Singapore Interbank Offered Rate, (IV) in Canadian Dollars will bear interest at the forward-looking term rate based on the Canadian Overnight Repo Rate Average and (V) in Hong Dollars will bear interest at the Hong Kong Interbank Offered Rate (in each case, as determined in accordance with the provisions of the Credit Agreement, as amended by the First Amendment), in each case plus 2.75%,

(iii) amended the commitment fees to revolving lenders under the Credit Agreement to provide that when the Company’s consolidated leverage ratio is more than 4.00:1.00, the commitment fee will be 0.40% (instead of 0.35%) of the daily unused portions of the revolving credit facility,

(iv) replaced the benchmark interest rate for borrowings made in Canadian Dollars from the Canadian Dealer Offered Rate to the forward-looking term rate based on the Canadian Overnight Repo Rate Average,

(v) amended the investment, restricted payment and indebtedness baskets that had allowed for unlimited investments, restricted payments and indebtedness, as applicable, so long as the Company’s pro forma consolidated leverage ratio is at least 0.25:1.00 lower than the maximum ratio permitted under the applicable financial covenant to instead provide that during the period from the effective date of the First Amendment to and including the date of reporting for the fiscal quarter ending on January 25, 2025, such unlimited investments, restricted payments and indebtedness would be permitted so long as the Company’s pro forma consolidated leverage ratio is no greater than 3.50:1.00 (or 3.00:1.00 in the case of restricted payments), and

(vi) waived any default or event of default that may have occurred under the Credit Agreement due to non-compliance with the consolidated leverage ratio covenant for the fiscal quarter ended January 27, 2024 that was in effect prior to the First Amendment.

The foregoing description of the First Amendment is not intended to be complete and is qualified in its entirety by reference to the complete text of the First Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On March 7, 2024, the Company issued a press release announcing its financial results for its third quarter ended January 27, 2024. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Form 8-K and the Exhibit attached hereto pertaining to the Company’s financial results shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

d)
Exhibits:

Exhibit Number	Description
10.1

First Amendment to Second Amended and Restated Credit Agreement, entered into as of March 6, 2024, among Methode Electronics, Inc., each Lender party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other parties thereto

99.1	Earnings Release of Methode Electronics, Inc. dated March 7, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Methode Electronics, Inc.

Date:	March 7, 2024	By:	/s/ Ronald L.G. Tsoumas
Ronald L.G. Tsoumas Chief Financial Officer